As filed with the Securities and Exchange Commission on April 6, 2004
                                                     Registration No. 333-112602
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             _______________________

                         Post-effective Amendment No. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             _______________________

                               VAIL RESORTS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                         7990                    51-0291762
(State or other jurisdiction of  (Primary Standard Industrial    (I.R.S. Employer
 incorporation or organization)  Classification Code Number)   Identification Number)


                             _______________________

                                Post Office Box 7
                              Vail, Colorado 81658
                                 (970) 845-2500
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             _______________________

                              Martha D. Rehm, Esq.
                    Senior Vice President and General Counsel
                               Vail Resorts, Inc.
                                Post Office Box 7
                              Vail, Colorado 81658
                                 (970) 845-2500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             _______________________
                                    Copy to:
                              James J. Clark, Esq.
                             Luis R. Penalver, Esq.
                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                             _______________________

     Approximate date of commencement of proposed issuance of the securities to the public: Not Applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                          DEREGISTRATION OF SECURITIES

On February 9, 2004, Vail Resorts, Inc. ("Vail") filed a registration statement on Form S-3 (No. 333-112602) and filed a 424(b) prospectus on April 1, 2004 (collectively, the "Registration Statement"), to register 1,500,000 shares of its common stock, par value $0.01 per share ("Common Stock"). 1,325,000 shares of Common Stock have been sold under the Registration Statement. Vail hereby deregisters the remaining unsold 175,000 shares of Common Stock covered by the Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 6th day of April, 2004.


                                      VAIL RESORTS, INC.


                                      By: /s/  JEFFREY W. JONES
                                          -----------------------------------
                                          Name:  Jeffrey W. Jones
                                          Title:  Chief  Financial Officer
                                                  and Senior Vice President


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                            Title                      Date
       ---------                            -----                      ----

    /S/ADAM M. ARON            Chairman of the Board,             April 6, 2004
---------------------------    Chief Executive Officer and
      Adam M. Aron             Director (Principal Executive
                               Officer)

  /S/JEFFREY W. JONES          Senior Vice President and          April 6, 2004
---------------------------    Chief Financial Officer
    Jeffrey W. Jones           (Principal Financial Officer)

    /S/FRANK BIONDI*           Director                           April 6, 2004
---------------------------
      Frank Biondi

   /S/JOHN J. HANNAN*          Director                           April 6, 2004
---------------------------
     John J. Hannan

   /S/JOHN R. HAUGE*           Director                           April 6, 2004
---------------------------
     John R. Hauge

/S/ROLAND A. HERNANDEZ*        Director                           April 6, 2004
---------------------------
  Roland A. Hernandez

   /S/ROBERT A. KATZ*          Director                           April 6, 2004
---------------------------
     Robert A. Katz

   /S/THOMAS H. LEE*           Director                           April 6, 2004
---------------------------
     Thomas H. Lee

  /S/WILLIAM L. MACK*          Director                           April 6, 2004
---------------------------
    William L. Mack

 /S/JOE R. MICHELETTO*         Director                           April 6, 2004
---------------------------
   Joe R. Micheletto

   /S/JOHN F. SORTE*           Director                           April 6, 2004
---------------------------
     John F. Sorte

       Signature                            Title                      Date
       ---------                            -----                      ----

 /S/WILLIAM P. STIRITZ*        Director                           April 6, 2004
---------------------------
   William P. Stiritz

   /S/JAMES S. TISCH*          Director                           April 6, 2004
---------------------------
     James S. Tisch

  /S/JEFFREY W. JONES          Attorney-in-Fact                   April 6, 2004
---------------------------
    Jeffrey W. Jones

*        By Attorney-in-Fact